UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2014

Lumos Networks  Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35180 (Commission File Number)	80-0697274 (IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2014, Lumos Networks Corp. (the “Company”) appointed Mr. Johan G. Broekhuysen, the Company’s Vice President and Corporate Controller, as the Principal Accounting Officer of the Company.  Harold L. Covert, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, previously had served as the Company’s Principal Accounting Officer prior to Mr. Broekhuysen’s appointment.  Effective January 3, 2014, Mr. Broekhuysen will serve in the capacity of Vice President,  Corporate Controller and Chief Accounting Officer of the Company.

Mr. Broekhuysen, age 43, joined the Company in November 2012 as Vice President and Corporate Controller.  Prior to joining the Company, Mr. Broekhuysen was Senior Vice President, Assistant Treasurer and Corporate Controller of GlobalLogic, Inc., a privately-held software research and development company, from 2009 to January 2012 and Vice President and Corporate Controller of GlobalLogic, Inc. from 2008 to 2009.  Prior to joining GlobalLogic, Inc., Mr. Broekhuysen was Director, Financial Reporting and Consolidation of AOL, LLC, an online advertising and Internet connectivity provider, from 2007 to 2008 and Director, Service Revenue Accounting of AOL, LLC from 2004 to 2007.

Mr. Broekhuysen has no familial relationships nor related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)) in connection with his appointment as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 8, 2014

LUMOS NETWORKS CORP.

By: /s/ Harold L. Covert
Executive Vice President, Chief Financial Officer and Treasurer